EXHIBIT 99.1

Castle Biosciences Announces Preliminary Fourth Quarter and Full-Year 2022 Results

2022 total revenue expected to meet or exceed top end of guided range of $132–137 million

Delivered 44,338 total test reports in 2022, an increase of 58% compared to 2021

Growth of 37% year over year in DecisionDx®-Melanoma test report volume

Year-end 2022 cash, cash equivalents and marketable investment securities expected to be approximately $259 million

FRIENDSWOOD, Texas- Jan. 8, 2023--Castle Biosciences, Inc. (Nasdaq: CSTL), a company improving health through innovative tests that guide patient care, today announced certain unaudited preliminary performance results for the fourth quarter and full-year ended Dec. 31, 2022.

“2022 was a year of focused investment, and we believe our strong success across the organization, including in revenue and test report volume growth, was a result of exceptional execution on our initiatives,” said Derek Maetzold, president and chief executive officer of Castle Biosciences. “These initiatives include our acquisitions and planned integration of both Cernostics and AltheaDx, continued evidence development to support our commercial and pipeline tests and the expansion of our commercial team. And as such, we expect to meet or exceed the top end of our 2022 revenue guidance of $132-137 million.”

Preliminary, Unaudited Fourth Quarter Ended Dec. 31, 2022, Highlights
•Delivered 12,563 total test reports in the fourth quarter of 2022, compared to 8,242 in the same period of 2021, an increase of 52%:
◦DecisionDx®-Melanoma test reports delivered in the quarter were 7,295, compared to 5,635 in the fourth quarter of 2021, an increase of 29%.
◦DecisionDx®-SCC test reports delivered in the quarter were 1,844, compared to 1,265 in the fourth quarter of 2021, an increase of 46%.
◦MyPath® Melanoma and DiffDx®-Melanoma diagnostic gene expression profile (GEP) aggregate test reports delivered in the quarter were 822, compared to 904 in the fourth quarter of 2021, a decrease of 9%.
◦DecisionDx®-UM test reports delivered in the quarter were 432, compared to 438 in the fourth quarter of 2021, a decrease of 1%.
◦TissueCypher® Barrett’s Esophagus test reports delivered in the quarter were 996. No test reports were delivered by Castle in the fourth quarter of 2021.
◦IDgenetix® test reports delivered in the quarter were 1,174. No test reports were delivered by Castle in the fourth quarter of 2021.

Preliminary, Unaudited Year- Ended Dec. 31, 2022, Highlights
•The Company expects to meet or exceed the top end of its previously guided range of $132–137 million for full-year 2022 total revenue.
•Total test reports delivered in 2022 were 44,338, compared to 28,118 in the same period of 2021, an increase of 58%:
◦DecisionDx-Melanoma test reports delivered in 2022 were 27,797, compared to 20,328 in 2021, an increase of 37%.
◦DecisionDx-SCC test reports delivered in 2022 were 5,966 compared to 3,510 in 2021, an increase of 70%.

◦MyPath Melanoma and DiffDx-Melanoma diagnostic GEP aggregate test reports delivered in 2022 were 3,561, compared to 2,662 in 2021, an increase of 34%.
◦DecisionDx-UM test reports delivered in 2022 were 1,711, compared to 1,618 in 2021, an increase of 6%.
◦TissueCypher Barrett's Esophagus test reports delivered in 2022 were 2,094. No test reports were delivered by Castle in 2021.
◦IDgenetix test reports delivered in 2022 were 3,209. No test reports were delivered by Castle in 2021.

Revenues and Test Report Volumes Disclaimer

The effects of macroeconomic events and conditions, including inflation, the COVID-19 pandemic and geopolitical events, among others, continue to evolve and bring along with them a high level of uncertainty surrounding potential future effects. Therefore, trends in revenues and test report volumes are not necessarily indicative of the Company’s results of operations that can be expected for future fiscal periods.

Cash, Cash Equivalents and Marketable Investment Securities

Year-end 2022 cash and cash equivalents are expected to be approximately $123 million. Additionally, the Company expects to hold approximately $136 million in short-term investments.

Castle Biosciences has not completed the preparation of its financial statements for the fourth quarter or full-year-ended Dec. 31, 2022. The preliminary, unaudited information presented in this press release for the quarter and year-ended Dec. 31, 2022, is based on management’s initial review of the information presented and its current expectations, and is subject to adjustment as a result of, among other things, the completion of the Company’s end-of-period reporting processes and related activities, including the audit by the Company’s independent registered public accounting firm of the Company’s financial statements. As such, any financial information contained in this press release may differ materially from the information reflected in the Company’s financial statements as of and for the year-ended Dec. 31, 2022. Additional information and disclosures would be required for a more complete understanding of the Company’s financial position and results of operations as of and for the quarter and year-ended Dec. 31, 2022. Accordingly, undue reliance should not be placed on this preliminary information.

About Castle Biosciences

Castle Biosciences (Nasdaq: CSTL) is a leading diagnostics company improving health through innovative tests that guide patient care. The Company aims to transform disease management by keeping people first: patients, clinicians, employees and investors.

Castle’s current portfolio consists of tests for skin cancers, uveal melanoma, Barrett’s esophagus and mental health conditions. Additionally, the Company has active research and development programs for tests in other diseases with high clinical need, including its test in development to predict systemic therapy response in patients with moderate-to-severe psoriasis, atopic dermatitis and related conditions. To learn more, please visit www.CastleBiosciences.com and connect with us on LinkedIn, Facebook, Twitter and Instagram.

DecisionDx-Melanoma, DecisionDx-CMSeq, DecisionDx-SCC, MyPath Melanoma, DiffDx-Melanoma, DecisionDx-UM, DecisionDx-PRAME, DecisionDx-UMSeq, TissueCypher and IDgenetix are trademarks of Castle Biosciences, Inc.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. These forward-looking statements include, but are not limited to: our expectation that we will meet or exceed the top end of our range for total revenue guidance for 2022; and our expected cash and cash equivalents and short-term investments as of December 31, 2022, we will meet our total revenue guidance for 2022, and (vi) the potential of (a) DecisionDx-Melanoma test results to help guide risk-aligned cutaneous melanoma management decisions and refine patient risk, reduce unnecessary procedures and help ensure a more appropriate allocation of healthcare resources, and ultimately improve patient outcomes and patient care; (b) our TissueCypher test to provide beneficial risk-stratification of patients with non-dysplastic BE; and (c) our tests to guide patient care and transform disease management. The words “anticipates,” “believes,” “can,” “could,” “expect,” “may,” “potential,” “will” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make. These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those in the forward-looking statements, including, without limitation: the accuracy of our assumptions and expectations underlying our three-year revenue and other financial targets (including, without limitation, our assumptions or expectations regarding continued reimbursement for our DecisionDx-SCC test at the current rate and reimbursement for our other products and subsequent coverage decisions, our estimated total addressable markets for our products and product candidates and the related expenses, capital requirements and potential needs for additional financing, the anticipated cost, timing and success of our product candidates, and our plans to research, develop and commercialize new tests and our ability to successfully integrate new businesses, assets, products or technologies acquired through acquisitions), adjustments to our preliminary financial results resulting from, among other things, the completion of our end-of-period reporting processes and related activities, including the audit by the our independent registered public accounting firm of our financial statements; the timing and amount of revenue we are able to recognize in a given fiscal period; the effects of macroeconomic events and conditions, including inflation, the COVID-19 pandemic and geopolitical events, among others, on our business and our efforts to address its impact on our business; subsequent study or trial results and findings may contradict earlier study or trial results and findings or may not support the results discussed in this press release, including with respect to the diagnostic and prognostic tests discussed in this press release; actual application of our tests may not provide the aforementioned benefits to patients; and the risks set forth under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the three months ended September 30, 2022, and in our other filings with the SEC. The forward-looking statements are applicable only as of the date on which they are made, and we do not assume any obligation to update any forward-looking statements, except as may be required by law.

Investor Relations Contact:
Camilla Zuckero
czuckero@castlebiosciences.com
281-906-3868

Media Contact:
Allison Marshall
amarshall@castlebiosciences.com

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